Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Amended Quarterly Report of US Lighting Group, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2023 (the “Report”) with the Securities and Exchange Commission, I, Anthony Corpora, Chief Executive Officer of the Company, and I, Donald O. Retreage Jr., Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Company for such period.

Dated: November 28, 2023

/s/ Anthony Corpora
Anthony Corpora, Chief Executive Officer

/s/ Donald O. Retreage Jr.
Donald O. Retreage Jr., Chief Financial Officer